UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 1, 2008, Mr. Marc J. Oppenheimer resigned as Chief Operating Officer of IDT Corporation (the “Registrant”) and Mr. Morris Lichtenstein resigned as Chief Executive Officer of the Registrant’s telecom division and as Executive Vice President - Telecom of the Registrant. Mr. Oppenheimer’s and Mr. Lichtenstein’s resignations were accepted by the Board of Directors on April 1, 2008. Mr. Liore Alroy will assume the role of Chief Executive Officer of the Registrant’s telecom division.

The Registrant is presently negotiating severance arrangements and separation dates with Mr. Oppenheimer and Mr. Lichtenstein. The Registrant will update this Form 8-K as the arrangements with Mr. Oppenheimer and Mr. Lichtenstein are finalized.

A copy of the April 1, 2008 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant, dated April 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: April 7, 2008

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Registrant, dated April 1, 2008.

4